Exhibit 99.4

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of common stock, par value $0.01 per share, of Anaren, Inc. and further agree that this Agreement be included as an exhibit thereto.

Dated as of February 28, 2014
ANAREN HOLDING CORP.

By:	/s/ Lawrence A. Sala
Name: Lawrence A. Sala
Title: President and Chief Executive Officer

ANAREN HOLDINGS LLC
By: The Veritas Capital Fund IV, L.P., as Manager

By:	/s/ Hugh D. Evans
Name: Hugh D. Evans
Title: Authorized Signatory

THE VERITAS CAPITAL FUND IV, L.P.
By: Veritas Capital Partners IV, L.L.C., as General Partner

By:	/s/ Hugh D. Evans
Name: Hugh D. Evans
Title: Managing Member

VERITAS CAPITAL PARTNERS IV, L.L.C.

By:	/s/ Hugh D. Evans
Name: Hugh D. Evans
Title: Managing Member

RAMZI M. MUSALLAM

By:	/s/ Ramzi M. Musallam

HUGH D. EVANS

By:	/s/ Hugh D. Evans

BENJAMIN M. POLK

By:	/s/ Benjamin M. Polk